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                                                                    Exhibit i(6)
(DECHERT LLP LOGO)

                                                      1775 I Street, N.W.
                                                      Washington, DC  20006-2401
                                                      +1  202  261  3300  Main
                                                      +1  202  261  3333  Fax
                                                      www.dechert.com

February 15, 2007

The MainStay Funds
51 Madison Avenue
New York, NY 10010

Re:      The MainStay Funds
         (File Nos. 033-02610 and 811-04550)

Dear Ladies and Gentlemen:

We have acted as counsel for The MainStay Funds (the "Trust"), a trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, in connection with the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, and amendments and restatements thereto (the "Registration Statement") relating to the issuance and sale by the Trust of an indefinite number shares of beneficial interest, par value $0.01 per share, divided into several series and classes. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion and we are familiar with the Trust's Amended and Restated Declaration of Trust and its Amended and Restated By-Laws, each as amended to date.

Based upon the foregoing, we are of the opinion that the Trust's shares, as currently divided into series and classes and as may be divided in the future, all in accordance with the Trust's Amended and Restated Declaration of Trust, proposed to be sold pursuant to its Registration Statement, as made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the shares of the Trust, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the use of our name in the Trust's Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert LLP
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